                                                                    EXHIBIT 10.1


                                   DEMAND NOTE

                               (EMAKE CORPORATION)


$1,750,000                                                         July 13, 2000


         In consideration of the loan (hereinafter referred to as a "Loan") Safeguard 2000 Capital, L.P., a Delaware limited partnership (the "Lender"), has made to eMake Corporation, a Delaware corporation (the "Borrower"), and for value received, the Borrower hereby promises to pay to the order of the Lender or its assigns, at the Lender's office located at 103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810, or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of one million seven hundred fifty thousand dollars ($1,750,000).

         The unpaid principal balance of the Note shall be paid on the date which is 60 days after the date of demand for payment by the Lender, or the date which is one year from the date hereof, whichever first occurs.

         The Borrower hereby further promises to pay to the order of the Lender or its assigns interest on the outstanding principal amount from the date hereof, at an annual rate equal to the announced prime rate of the pnc Bank, N.A. (the "Prime Rate") plus one percent (1%). Such interest rate shall be changed when and as the Prime Rate changes. In addition, the Borrower shall pay on demand interest on any overdue payment of principal and interest (to the extent legally enforceable) at the fluctuating Prime Rate plus three percent (3%).

         Interest shall be payable when the unpaid principal balance of the Note is paid.

         All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the event of default, interest shall continue to accrue on the Note at the rate set forth above and shall be payable on demand of the Lender.

         The outstanding principal amount of this Note may be prepaid by the Borrower upon notice to the Lender in whole at any time or in part from time to time without any prepayment penalty or premium; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid.

         Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

         An event of default hereunder shall consist of:

         (i) a default in the payment by the Borrower to the Lender of principal or interest under this Note as and when the same shall become due and payable; or

         (ii) an event of default by the Borrower under any other obligation, instrument, note or agreement for borrowed money, beyond any applicable notice and/or grace period; or

         (iii) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent; or

         (iv) the admission in writing by Borrower of its inability to pay its debts as they become due.

         Upon the occurrence of any event of default, interest shall accrue on the outstanding balance of this Note at the Prime Rate plus three percent (3%), the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of the Lender, without notice, become immediately due and payable, and the Lender shall thereupon have all the rights and remedies provided hereunder or now or hereafter available at law or in equity.

         Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $100,000 ("Summary Proceeding"), arising out of or relating to this Note, or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum,
(v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Note and waives any and all rights to any such jury trial or to seek punitive damages.

         In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $100,000 (a "Proceeding"), arising out of or relating to this Note or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

         If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Note and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Lender's principal place of business by three arbitrators, at least one of whom shall be knowledgeable in general business matters and one of whom shall be an attorney. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

         Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such remedies shall not be sought as a means to avoid or stay arbitration or a Summary Proceeding.

         The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. Upon default hereunder the Lender shall have the right to offset the amount owed by the Borrower against any amounts owed by the Lender in any capacity to the Borrower, whether or not due, and the Lender shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an event of default hereunder even though such charge is made or entered on the books of the Lender subsequent thereto. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

         Notices required to be given hereunder shall be deemed validly given
(i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

         If to the Lender:         Safeguard 2000 Capital, L.P.
                                   C/o Safeguard Delaware, Inc., General Partner
                                   103 Springer Building
                                   P.O. Box 7048
                                   Wilmington, DE  19803
                                   Attn: Treasurer
                                   Fax: 302-478-3667

         With a required copy to:  Safeguard Scientifics, Inc.
                                   800 The Safeguard Building
                                   435 Devon Park Drive
                                   Wayne, PA  19087
                                   Attn: Chief Financial Officer
                                   Fax:  610-293-0601

         If to the Borrower:       eMake Corporation
                                   2435 North Central Expressway
                                   Richardson TX 75080-2722
                                   Attn: Robert L. Drury, Vice President

or to such other address, or in care of such other person, as the holder or the Borrower shall hereafter specify to the other from time to time by due notice.

         Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

         The Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Demand Note as of the date first written above.

                                        eMAKE CORPORATION


                                        By: /s/ ROBERT L. DRURY
                                            --------------------------------
                                            Robert L. Drury, Vice President